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Exhibit (a)(1)(V)

        [FORM OF E-MAIL NOTICE OF FILING OF FORM 8-K ATTACHING PRESS RELEASE ANNOUNCING FINANCIAL RESULTS FOR QUARTER ENDING DECEMBER 31, 2005 AND NOTIFYING EMPLOYEES OF POSTING OF REVISED OFFER TO EXCHANGE ON INTRANET]

To: Employees Eligible to Participate in Option Exchange Offer

Press Release Announcing Fourth Quarter Financial Results

        As an employee eligible to participate in our option exchange offer, which commenced on January 6, 2006, we wanted to notify you that Zoran has issued a press release announcing its financial results for the quarter ending December 31, 2005. The press release has been filed as an exhibit to our Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on January 30, 2006. It is available to the public on the Securities and Exchange Commission's Internet site at http://www.sec.gov and our website at http://www.zoran.com. You may also request a copy by writing to Karen Pereira, Zoran Corporation, 1390 Kifer Road, Sunnyvale, CA 94086, USA, or telephoning at +1 (408) 523-6596 between the hours of 9:00 a.m. and 5:00 p.m., Pacific Time.

        We also wanted to notify you that in response to comments we received from the Securities and Exchange Commission and to file some additional exhibits with the Offer to Exchange, we have filed an amendment to the Offer to Exchange. The revised offering materials are posted on the SharePoint site and can be accessed by clicking this link: http://znet.zoran.com/C18/OEProgram/default.aspx

        The changes to the Offer to Exchange are summarized as follows:

  (i)
  the first Paragraph under Section II "Certain Risks of Participating in the Offer" of the Offer to Exchange has been revised to replace the term "urge" with "recommend that";

  (ii)
  the bullet points under Section 7 "Conditions to the Offer" of the Offer to Exchange have been revised to:

  (a)
  eliminate the terms "threatened," "directly or indirectly" and "otherwise relates in any manner to the offer";

  (b)
  replace the terms "may", "might" and "could" with the phrase "would" or "would, in our reasonable judgment";

  (c)
  include a cross reference to Section 3 of the Offer to Exchange where reference is made to the "contemplated benefits" of the Offer;

  (d)
  replace the phrase "significant change" with the phrase "significant and adverse change";

  (e)
  replace the phrase "material effect" with the phrase "material and adverse effect";

  (iii)
  the first paragraph under Section 14 "Material U.S. Federal Income Tax Consequences" of the Offer to Exchange has been revised to replace the term "general summary" with the term "description";

  (iv)
  the third paragraph under Section 14 "Material U.S. Federal Income Tax Consequences" of the Offer to Exchange has been replaced with the following paragraph" "We recommend that you consult your own tax advisor with respect to the consequences of participating in the offer under state, local and non-U.S. tax laws, as well as tax consequences arising from your particular personal circumstances";

  (v)
  Exhibit (a)(1)(B) to the Schedule TO has been amended to replace the phrase "I understand" with "Zoran has informed me" or "Zoran has advised me" or "I have been informed";

  (vi)
  Exhibit (a)(1)(V) has been amended to include a reference to the revised Offer to Exchange posted on the Intranet and to summarize the changes to the Offer to Exchange;

  (vii)
  the Zoran Corporation Current Report on Form 8-K filed with the Securities and Exchange Commission on January 30, 2006 has been filed as Exhibit (a)(1)(W);

  (viii)
  the Form of Email Regarding the Revised Option Table has been filed as Exhibit (a)(1)(X);

  (ix)
  the Form of Revised Option Table has been filed as Exhibit (a)(1)(Y); and

  (x)
  Final Tax Ruling dated January 9, 2006 from the Israeli Income Tax Authority has been filed as Exhibit (a)(1)(Z).

        In considering whether or not to participate in the option exchange offer, we recommend that you review the Current Report on Form 8-K along with the revised Offer to Exchange and all of the additional information referred to in Section 18 of the Offer to Exchange.

        Please remember that we must receive your election to participate or your notice of withdrawal from participation before 9:00 p.m., Pacific Time, on February 6, 2006.

        If you have any questions, please contact Karen Pereira, by email at optionexchange@zoran.com or by telephone at +1 (408) 523-6596.

        Thank you

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  Exhibit (a)(1)(V)